Exhibit 99.1

Special InterMune All Hands Meeting August 25, 2014

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF INTERMUNE AND THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE. ADDITIONAL INFORMATION AND WHERE TO FIND IT THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF INTERMUNE HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL INTERMUNE COMMON STOCK. THE SOLICITATION AND OFFER TO BUY INTERMUNE COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, ROCHE AND INTERMUNE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ROCHE, WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AND THEREAFTER, INTERMUNE WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY ROCHE AND INTERMUNE WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND INTERMUNE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche’s earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche. For marketed products discussed in this presentation, please see full prescribing information on our website  www.roche.com All mentioned trademarks are legally protected.

Speakers Giacomo Di Nepi, Executive Vice President and Managing Director, Europe – InterMune Dan Welch, Chairman, President and CEO - InterMune Jennifer Cook, Head of Europe - Roche

InterMune and Roche Reach Definitive Merger Agreement Roche and InterMune reach definitive merger agreement Media Release Roche to acquire InterMune for US$ 74.00 per share InterMune’s lead product pirfenidone for idiopathic pulmonary fibrosis to expand Roche’s respiratory product portfolio A tribute to your decade-long dedication, hard work and commitment to IPF patients

A Strategic Merger of Two Companies Passionate about Patients with IPF Similar values and culture An urgency to deliver Esbriet to patients as soon as possible Scale and resources to maximize Esbriet’s reach to patients globally Commitment to IPF community and innovation in this disease

Making the Right Choice for Patients and Investors Patients Investors Accelerating our efforts to bring Esbriet to patients with IPF around the world, while continuing to innovate in this important disease Satisfying our fiduciary responsibility to our supportive shareholders and the biotech industry

What’s Next? ALL InterMune employees are guaranteed their comparable aggregate target compensation and benefits through the end of 2015 Bonuses earned in 2014 will be paid in 2015, based upon corporate objectives I will remain responsible for entire organization, working with the ILT through 2014 InterMune/Roche leadership working on integration plan Our mission remains the same

All Hands with InterMune Europe 25 August 2014 Jennifer Cook, Head of Europe, Roche

Your phenomenal achievements – what I have learned One of the best startups in Europe Built a strong organization in record time Delivered one of the best orphan medicines launches ever Successfully navigated the complex European pricing and reimbursement systems Achieved 11 consecutive quarters of growth Gave patients in Europe living with IPF renewed hope

What does this proposed merger mean? We recognise this is unsettling We are committed to ensuring a smooth transition process and will fully support InterMune employees We ask for your continued contribution at this critical time for Esbriet/pirfenidone We look forward to welcoming you into the Roche Group, and into the European Team

Introduction to Roche Group Introduction to Roche Pharma Insights into Region Europe How our companies fit together Next Steps and Conclusions

Roche Group A research-focused healthcare company Headquartered in Basel, Switzerland, since 1896 Founding families still hold a majority stake Genentech is a wholly owned member #1 biotech company #1 in oncology #1 in hospital markets #1 in in vitro diagnostics

Roche Group Sales 2013 CHF 46.8 billion Pharma CHF 36.3 bn Diagnostics CHF 10,5 bn Note: 2013 reported figures in Swiss Francs (CHF)

Roche Group Our purpose Doing now what patients need next

Introduction to Roche Group Introduction to Roche Pharma Insights into Region Europe How our companies fit together Next Steps and Conclusions

Roche Pharma regions Global presence to reach as many patients as possible with our medicines Genentech CHUGAI Europe North America Latin America EEMEA Asia-Pacific

Our top 10 products Focused on first and best in class therapies Hematology Oncology Breast Cancer Colorectal Cancer Lung Cancer Hepatitis Rheumatoid Arthritis Wet-AMD Asthma Transplantation AMD = Age related macular degeneration

Introduction to Roche Group Introduction to Roche Pharma Insights into Region Europe How our companies fit together Next Steps and Conclusions

Region Europe Our impact – 5,500 employees achieved CHF 9.1bn 55 medicines commercially available for patients within Europe 54% of clinical trial patients from Europe >90 reimbursement decisions in 2013 in Europe Delivering 26% of global sales

5,000,000 PATIENTS benefitted from our TOP 25 medicines

Introduction to Roche Group Introduction to Roche Pharma Insights into Region Europe How our companies fit together Next Steps and Conclusions

Cultural Fit Shared values and patient focus Roche Core Values Integrity Passion Courage InterMune Core Values Integrity Passion Accountability Creativity Teamwork

Cultural Fit Shared values and patient focus Roche Core Values Global Malawi Children’s Walk Phelophepa Health Train, South Africa InterMune Core Values IPF World Week 28th September – 5th October 2014 www.ipfworld.org Idiopathic Pulmonary Fibrosis World Week Breath of Hope

Introduction to Roche Group Introduction to Roche Pharma Insights into Region Europe How our companies fit together Next Steps and Conclusions

Roche committed to ensuring a smooth transition for employees Transition Plan Integration Sponsor: Dan O’Day (in close collaboration with Dan Welch) Roche Lead:  Steve Krognes, CFO NAM InterMune Lead: Jung Choi, SVP Corp. Dev. For all employees: We will guarantee each employee comparable aggregate target compensation and benefits through the end of 2015 We will work as expeditiously as possible to determine the changes that need to be made and provide timelines/next steps

Doing now what patients need next

Our Mission Yesterday we were responsible to Deliver Sales, Deliver ASCEND

Our Mission Yesterday we were responsible to Deliver Sales, Deliver ASCEND We remain responsible to Deliver Sales, Deliver ASCEND